EXHIBIT 23.1

                           CONSENT OF WEED & CO. L.P.

                                 WEED & CO. L.P.
                        4695 MACARTHUR COURT, SUITE 1450
                      NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 760-7424 FACSIMILE (949) 475-9087

                                 January 9, 2002

Board of Directors
Yes Clothing Company, Inc.
4695 MacArthur Court, Suite 1450
Newport Beach, CA 92660

         Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.



                                           Very truly yours,


                                           /s/ April E. Frisby
                                               April E. Frisby
                                                     For
                                               Weed & Co. L.P.